As filed with the Securities and Exchange Commission on March 31, 2025

Registration No. 333-_____________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Reading International, Inc.
(Exact name of registrant as specified in its charter)
Nevada	95-3885184
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

189 Second Avenue, Suite 2S New York, New York	10003
(Address of Principal Executive Offices)	(Zip Code)

Reading International, Inc. 2020 Stock Incentive Plan
(Full title of the plan)

S. Craig Tompkins General Counsel Reading International, Inc. 189 Second Avenue, Suite 2S New York, New York 10003
(Name and address of agent for service)

(213) 235-2240
(Telephone number, including area code, of agent for service)

Copies to:
Michael J. Bonner Greenberg Traurig, LLP 10845 Griffith Peak Drive, Suite 600 Las Vegas, Nevada 89135 (702) 792-3773

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Non-accelerated filer ☑	Accelerated filer ☐ Smaller reporting company ☑ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

EXPLANATORY NOTE

This registration statement (this “Registration Statement”) is being filed to register an additional 3,500,000 shares of the registrant’s Class A Nonvoting Common Stock, $0.01 par value (“Class A Stock”) of Reading International, Inc. (the “Registrant”) which may be offered or sold from time to time pursuant to the Reading International, Inc. 2020 Stock Incentive Plan (as amended, the “Plan”).

Pursuant to General Instruction E of Form S-8, the Registrant hereby incorporates by reference the contents of the Registrant’s (i) Registration Statement on Form S-8 (File No. 333-254929) filed with the Securities and Exchange Commission (the “Commission”) on March 31, 2021, and (ii) Registration Statement on Form S-8 (File No. 333-278404) filed with the Commission on March 29, 2024, except as supplemented by the information below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Document by Reference.

The following documents have previously been filed by the Registrant with the Commission and are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 31, 2025.

(b)

The description of the Registrant’s Common Stock set forth under the caption “Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934” filed as Exhibit 4.6 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 31, 2025, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all of the shares of Class A Stock offered under this Registration Statement have been sold or that deregisters all of such shares of Class A Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such report or other document. Any statement contained herein or in any report or other document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that the statement contained herein or therein, or in any report or other document forming any part of the Section 10(a) prospectus to be delivered to participants in connection herewith, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit No.	Description

5.1*	Opinion of Greenberg Traurig, LLP.
10.1	Reading International, Inc. 2020 Stock Incentive Plan (incorporated by reference to Appendix A of registrant’s Proxy Statement filed on November 6, 2020).
10.2	First Amendment to the 2020 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the registrant’s Form 8-K filed on December 13, 2023).
10.3	Second Amendment to the 2020 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the registrant’s Form 8-K filed on December 10, 2024).
23.1*	Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1 to this Registration Statement).
23.2*	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.
24.1*	Power of Attorney (included in signature page hereto).
107*	Filing Fee Table

*  Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Culver City, State of California, on March 31, 2025.

Reading International, Inc.

By:	/s/ Gilbert Avanes
Name: Gilbert Avanes
Title: Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Gilbert Avanes and Ellen M. Cotter, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Ellen M. Cotter	President, Chief Executive Officer and Vice Chair of Board and Director (Principal Executive Officer)	March 31, 2025
Ellen M. Cotter
/s/ Gilbert Avanes	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	March 31, 2025
Gilbert Avanes
/s/ Steve Lucas	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	March 31, 2025
Steve Lucas
/s/ Margaret Cotter	Executive Vice President Real Estate and Chair of the Board and Director	March 31, 2025
Margaret Cotter
/s/ Guy W. Adams	Director	March 31, 2025
Guy W. Adams
/s/ Douglas J. McEachern	Director	March 31, 2025
Douglas J. McEachern
Director
Dr. Judy Codding